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                               EXHIBIT NO. 10.5
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                            NORTHWEST SAVINGS BANK
                          AND NORTHWEST BANCORP, MHC

                            1995 STOCK OPTION PLAN


1.   PURPOSE

     The purpose of the Northwest Savings Bank and Northwest Bancorp, MHC 1995 Stock Option Plan (the "Plan") is to advance the interests of Northwest Savings Bank (the "Bank") and its shareholders by providing Employees and Outside Directors of the Bank and its affiliates, including Northwest Bancorp MHC, the mutual holding company of the Bank (the "Company"), upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.   DEFINITIONS

     "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) or 424(f), respectively, of the Internal Revenue Code of 1986, as amended.

     "AWARD" means an award of Nonstatutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "BANK" means Northwest Savings Bank.

     "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "BOARD" means the Board of Directors of the Bank or the Board of Trustees of the Company, as applicable.

     "CAUSE" shall mean personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

     "CHANGE IN CONTROL" means:

     (1)(i) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity or the Stock Holding Company (as defined below) is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of trustees of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members was approved by the same nominating committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Bank or

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the Company as defined by the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), (iv) an acquisition of control of the Bank or more than 25% of the Bank's stock requiring submission of an application or notice under the BHCA, Bank Merger Act, the Home Owners' Loan Act, or Change in Bank Control Act, or (v) a mutual to stock conversion of the Company.

     (2) In the event the Company converts from the mutual form of organization to the stock form of organization (the "Stock Holding Company") at any time subsequent to the effective date of this Plan, a "Change in Control" shall occur on the date the Board of Directors adopts the plan of conversion relating to such transaction. For persons who begin service after such date, a "Change in Control" shall mean a change in control of the Bank or the Stock Holding Company of a nature that: (i) would be required to be reported in response to Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Stock Holding Company within the meaning of the BHCA; or (iii) without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 25% or more of the Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities of the Bank issued to the Stock Holding Company in connection with the Reorganization and Stock Offering pursuant to the Bank's Plan of Reorganization and Stock Issuance and securities purchased by the Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceases for any reason to constitute at least a majority of the board of directors of the Bank or Stock Holding Company; or (c) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Stock Holding Company or similar transaction; (d) a proxy statement is distributed that solicits proxies from stockholders of the Stock Holding Company, by someone other than the current management of the Stock Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Stock Holding Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Stock Holding Company; or (e) a tender offer is made pursuant to which 25% or more of the outstanding securities of the Bank of the Stock Holding Company are acquired.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means the Stock Benefits Committee of the Board of Directors appointed by the Bank consisting of at least three Outside Directors of the Bank or the Company, and all of whom are and must be "disinterested directors" as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     "COMMON STOCK" means the common stock of the Bank, par value $0.10 per share.

     "COMPANY" means Northwest Bancorp, MHC.

     "CONTINUOUS SERVICE" means employment as an Employee or service as an Outside Director without any interruption or termination of such employment or service. In the case of an Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For purposes of determining Continuous Service, an Outside Director who terminates service on the Board but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have an interruption or termination of service under the Plan.

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     "CONVERSION TRANSACTION" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion, as contemplated by regulations of the Federal Deposit Insurance Corporation ("FDIC") or any successor thereof.

     "DATE OF GRANT" means the actual date on which an Award is granted by the Committee.

     "DIRECTOR" means a member of the Board of Directors of the Bank or Trustees of the Company.

     "DIRECTOR EMERITUS" means a former Director of the Bank, who in recognition of his or her past contributions to the Bank, has been titled as a director emeritus of the Bank.

     "DISABILITY" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

     "EFFECTIVE DATE" shall be the date the Plan is ratified by the Board of Directors following the approval of stockholders.

     "EMPLOYEE" means any person who is currently employed by the Bank or the Company or an Affiliate, including officers.

     "FAIR MARKET VALUE" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon; provided, however, that if the Common Stock is not reported on the Nasdaq National Market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee shall be authorized to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "INCENTIVE STOCK OPTION" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

     "INCUMBENT BOARD" means, in the case of (i) the Company or the Stock Holding Company, or (ii) the Bank, the Board of Directors of the Company or the Bank, respectively, on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

     "LIMITED RIGHT" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "NONSTATUTORY STOCK OPTION" means an Option granted to (i) an Outside Director or (ii) to any other Participant and such option is either (A) not designated as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

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     "NORMAL RETIREMENT" means retirement from employment or service on or after any of the following: (i) the attainment of age 65 by an Employee or Outside Director, (ii) the attainment of age 55 and the completion of 15 years of employment or service as an Employee or Outside Director; or (iii) the completion of 25 years of employment or service as an Employee or Outside Director.

     "OFFERING" means the initial public offering of the Common Stock of the Bank.

     "OPTION" means Award granted under Section 7 or Section 8.

     "OUTSIDE DIRECTOR" means a Director who is not also an employee.

     "PARTICIPANT" means (i) an Outside Director or (ii) an Employee chosen by the Committee to participate in the Plan.

     "PLAN" means the Northwest Savings Bank and Northwest Bancorp, MHC 1995 Stock Option Plan.

     "REORGANIZATION" means the reorganization of Northwest Savings Bank as a mutual holding company and the establishment of the Bank as its wholly-owned subsidiary.

     "STOCK HOLDING COMPANY" means the holding company resulting from a stock conversion of the Company in a conversion transaction.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     The awards of Nonstatutory Options to Outside Directors under Section 7 of the Plan are intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), neither the Committee nor the Board shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards under Section 7 of the Plan to Outside Directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section 3, such provision or action shall, to the extent permitted by law and deemed advisable by the Board, be null and void.

4.   TYPES OF AWARDS

     Awards under the Plan may be granted in any combination of (a) Nonstatutory Stock Options as defined in Section 7; (b) Incentive Stock Options as defined in
Section 8; and (c) Limited Rights as defined herein in Section 9.

5.   STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is 345,000 shares. The maximum number of shares reserved for issuance to Employees is 284,500 shares. The maximum number of shares reserved for issuance to Outside Directors is 60,500 shares.

     The shares of Common Stock represented by such options may be either authorized but unissued shares or shares previously issued and reacquired by the Bank or the Company. To the extent that options together with any

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related rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.   ELIGIBILITY

     Officers and other employees of the Bank or the Company or its affiliates shall be eligible to receive Incentive Stock Options, Nonstatutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Bank or the Company or its affiliates shall not be eligible to receive Incentive Stock Options or Limited Rights under the Plan. Outside Directors shall be eligible to receive only Nonstatutory Stock Options.

7.   NONSTATUTORY STOCK OPTIONS

     7.1  GRANT OF NONSTATUTORY STOCK OPTIONS

     (a)  Grants to Outside Directors.  Each Outside Director who is serving in
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such capacity on the date of the Bank's Offering and at the Effective Date of the Stock Option Plan, shall be granted Options to purchase 5,500 shares of Common Stock of the Bank, subject to adjustment pursuant to Section 14. Each person who becomes an Outside Director subsequent to the Effective Date of the Stock Option Plan, shall be granted Nonstatutory Stock Options to purchase 500 shares of the Common Stock, subject to adjustment pursuant to Section 14, to the extent shares remain available under this Stock Option Plan. Nonstatutory Stock Options granted under this Plan are subject to the terms and conditions set forth in this Section 7.

     (b)  Grants to Employees.  The Committee may, from time to time, grant
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Nonstatutory Stock Options to eligible Employees and, upon such terms and conditions as the Committee may determine, grant Nonstatutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Nonstatutory Stock Options granted under this Plan are subject to the terms and conditions set forth in this Section 7.

     (c)  Option Agreement.  Each Option shall be evidenced by a written option
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agreement between the Bank and the employee specifying the number of shares of
Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.
The maximum number of shares subject to a Nonstatutory Option that may be awarded under the Plan to any Employee shall be 80,000.

     (d)  Price.  The purchase price per share of Common Stock deliverable to an
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Outside Director upon the exercise of each Nonstatutory Stock Option shall be
95% of the Fair Market Value of the Bank's Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable to an Employee upon the exercise of each Nonstatutory Stock Option shall be determined by the Committee on the date the Nonstatutory Stock Option is granted, provided that such purchase price shall generally be not less than 100% of the Fair Market Value of the Bank's Common Stock on the date the Option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of previously acquired shares of the Common Stock of the Bank at the Fair Market Value of such shares at the date of exercise of the Nonstatutory Stock Option.

     (e)  Manner of Exercise.  Nonstatutory Stock Options granted under the
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Stock Option Plan shall vest in an Outside Director who maintains Continuous
Service at the rate of twenty percent (20%) per year commencing with the vesting of the first portion on the date of grant. The Nonstatutory Stock Options awarded to Employees shall be exercisable in installments, as determined by the Committee. The Committee shall determine the date on which each installment shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee, in its sole discretion, may accelerate the time at which any Nonstatutory Stock Option awarded to Employees may be exercised in whole or in part. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to

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the President or Chief Executive Officer of the Bank.  Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2 hereof.

     (f)  Terms of Options.  Nonstatutory Stock Options may be exercised by an
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Outside Director no later than 10 years and one day from the Date of Grant.  The term during which each Nonstatutory Stock Option may be exercised by an Employee shall be determined by the Committee, but in no event shall a Nonstatutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant.

     (g)  Termination of Employment or Service.  Upon the termination of an
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Employee's employment or upon termination of an Outside Director's service for any reason other than Disability, death, Normal Retirement or termination for Cause; the Employee's or Outside Director's Nonstatutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by the Employee or Outside Directors at the date of termination and only for a period of one year following termination. For purposes of determining the date of termination of an Outside Director's service, service as a Director Emeritus of the Bank following termination from the Board of Directors will not cause the Outside Director to incur a termination of service. Such Outside Director will continue to vest in his or her award until termination of service as a Director Emeritus. In the event of termination for Cause, all rights under his Nonstatutory Stock Options shall expire upon termination. In the event of termination of employment or service due to the death, Disability or Normal Retirement of any Employee or Outside Director, all Nonstatutory Stock Options held by such Employee or Outside Director, whether or not vested at such time, shall be or become exercisable by such person or his or her legal representatives or beneficiaries for five years following the date of his or her cessation of employment or service, as applicable. Notwithstanding the above, all Nonstatutory Stock Options held by a Participant whose employment as an Employee or service as an Outside Director terminates following a Change in Control of the Bank or the Company shall be deemed earned as of the last day of employment or service with the Bank or an Affiliate and shall be exercisable for five years following such termination of employment or service. In no event shall the period for exercise extend beyond the expiration of the Nonstatutory Stock Option term.

8.   INCENTIVE STOCK OPTIONS

     8.1  GRANT OF INCENTIVE STOCK OPTIONS

     The Committee, from time to time, may grant Incentive Stock Options to eligible Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a)  Option Agreement.  Each Option shall be evidenced by a written option
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agreement between the Bank and the Employee specifying the number of shares of
Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

     (b)  Price.  The purchase price per share of Common Stock deliverable upon
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the exercise of each Incentive Stock Option shall be not less than 100% of the
Fair Market Value of the Bank's Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Bank (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates by reason of the ownership of such classes of common stock directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Bank's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Bank. If previously acquired shares of common stock are tendered

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in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of exercise of the Incentive Stock Option.

     (c)  Manner of Exercise.  Incentive Stock Options granted under the Stock
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Option Plan shall vest in the manner determined by the Stock Benefit Committee.
The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank, provided, however, that no Options shall be exercisable prior to approval of the Plan by stockholders. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise of the Incentive Stock Option.

     (d)  Amount of Options.  Incentive Stock Options may be granted to any
          -----------------
eligible Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 80,000. In granting Incentive Stock Options, the Committee shall consider the position and responsibilities of the eligible Employee, the length and value of his or her service to the Bank, the compensation paid to the Employee and the Committee's evaluation of the performance of the Bank according to measurements that include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e)  Term of Options.  The term during which each Incentive Stock Option
          ---------------
may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Bank or its Affiliates (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him or her shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Bank and its Affiliates) shall not exceed $100,000. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Option may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank or Company, all Incentive Stock Options shall become immediately exercisable unless the fair market value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of

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the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Nonstatutory Stock Options

     (f)  Termination of Employment.  Upon the termination of an Employee's
          -------------------------
employment for any reason other than Disability, Change in Control, death, Normal Retirement or termination for Cause, his or her Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination for a period of one year following termination provided, however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following termination of employment. In the event of termination for Cause all rights under his or her Incentive Stock Options shall expire upon termination.

     In the event of death or Disability of any Employee, all Incentive Stock Options held by such Employee, whether or not vested at such time, shall be or become exercisable by such Employee or his legal representatives or beneficiaries for five years following the date of his death or cessation of employment due to Disability; provided, however, that in the event of Disability, such Option will not be eligible for treatment as an Incentive Stock Option in the event the Option is exercised more than one year following the date of Disability. Upon termination of an Employee's service due to a Change in Control or Normal Retirement, all Incentive Stock Options held by such Employee, whether or not vested at such time, shall be or become exercisable for a period of five years following the date of his cessation of employment; provided, however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of such termination due to a Change in Control or Normal Retirement. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g)  Compliance with Code.  The Options granted under this Section 8 of the
          --------------------
Plan are intended to qualify as Incentive Stock Options within the meaning of
Section 422 of the Code, but the Bank makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code and such failure is not or cannot be cured, such Option shall be a Nonstatutory Stock Option.

9.   LIMITED RIGHTS

     9.1  GRANT OF LIMITED RIGHTS

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee of the Bank, with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a)  Terms of Rights.  In no event shall a Limited Right be exercisable in
          ---------------
whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Bank.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

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     (b)  Payment. Upon exercise of a Limited Right, the holder shall promptly
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receive from the Bank an amount of cash equal to the difference between the Fair
Market Value on the Date of Grant of the related Option and the Fair Market
Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change of Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Bank, or in the event of a merger transaction, for shares of the acquiring corporation, or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.  SURRENDER OF OPTION

     In the event of a Participant's termination of employment or termination of service as a result of death, Disability or Normal Retirement, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the Option on the Date of Grant. Whether the Bank accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Bank is under no obligation to any Participant whatsoever to make such payments. In the event that the Bank accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.  RIGHTS OF A SHAREHOLDER; NON-TRANSFERABILITY

     An optionee shall have no rights as a shareholder with respect to any shares covered by a Nonstatutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his or her services as an officer or other employee at any time.

     No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the optionee, or by a guardian or legal representative.

12.  AGREEMENT WITH GRANTEES

     Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13.  DESIGNATION OF BENEFICIARY

     A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

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14.  DILUTION AND OTHER ADJUSTMENTS

     In the event of any change in the outstanding shares of Common Stock of the Bank by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Bank, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

     (c) subject to Section 8.1(b) hereof, adjustments in the purchase price of outstanding Incentive and/or Nonstatutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award.

15.  LIMITATIONS UPON EXERCISE OF OPTIONS

     Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of the outstanding Common Stock of the Bank, an Option granted under this Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock of the Bank. Nothing herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of options which would otherwise have resulted in the Company owning less than a majority of the Common Stock of the Bank.

16.  TREATMENT OF OPTIONS IN THE EVENT OF A CONVERSION TRANSACTION

     In the event that the Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any Options outstanding shall, at the option of the holder, (i) be convertible into Options for Common Stock of the Stock Holding Company, or (ii) be exercised by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding Company. If for any reason such options are not to be converted or such shares are not exchanged, the holders of Options under this plan shall receive cash payment for the shares of stock represented by the Options in an amount equal to the fair market value of the underlying Options or the initial offering price of the Common Stock of the Stock Holding Company for which the Common Stock underlying the Option would otherwise be exchanged, less the original exercise price of such options and, with respect to options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of Options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

17.  WITHHOLDING

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

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18.  AMENDMENT OF THE PLAN

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares represented in person or by proxy at an annual or special meeting of the Bank shall be required for any such modification or amendment that:

     (a) increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 14 hereof);

     (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Sections 8.1(a) and 14 hereof):

     (c) extends the period during which options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Section 8.1(a) hereof); or

     (d)  changes the class of persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

19.  APPROVAL BY STOCKHOLDERS

     The Plan shall be approved by stockholders of the Bank within 12 months after the Plan has been adopted by the Board of the Bank and the Company.

20.  TERMINATION OF THE PLAN

     The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date or the date the Plan is approved by stockholders, or the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs as set forth in Section 5 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

[Remainder of Page Intentionally Left Blank]

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21.  APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the Commonwealth of Pennsylvania.

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